UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2007

Manor Care, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10858	34-1687107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Summit Street, Toledo, Ohio		43604-2617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-252-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2007, Manor Care, Inc. ("Manor Care") entered into new employment agreements (the "Employment Agreements") with each of Paul A. Ormond, Stephen L. Guillard, Steven M. Cavanaugh and Richard A. Parr II (the "Executives"). The Employment Agreements supersede and replace the employment or severance agreement that Manor Care had previously entered into with each Executive.

Mr. Ormond’s Employment Agreement has an initial term of three years. The other Employment Agreements have an initial term of two years. Each Employment Agreement provides that beginning one year prior to its scheduled expiration date, and on each anniversary thereafter, the Employment Agreement’s term will be automatically extended for one additional year unless either Manor Care or the Executive provides the other with prior written notice that such party does not want the term to be extended.

The Employment Agreements describe each Executive’s title and reporting relationship as well as the salary, incentive compensation and benefits that each Executive is entitled to receive during the term of the Employment Agreement, which are consistent with those presently in effect.

Mr. Ormond’s Employment Agreement provides that if his employment is terminated by Manor Care without "cause" (as defined in his Employment Agreement) at any time other than during the period beginning 60 days prior to the first public announcement by Manor Care of the occurrence of an event that would constitute a change in control and ending on the third anniversary of a change in control, he will be entitled to three years of continued base salary. The Employment Agreements with Messrs. Guillard, Cavanaugh and Parr provide that if the Executive’s employment is terminated by Manor Care without "cause" (as defined in the Employment Agreements) at any time other than within the two-year period following a change in control, then the Executive will be entitled to continued base salary for a period of three years, in the case of Mr. Guillard, or two years, in the case of Messrs. Cavanaugh and Parr. In addition, the Employment Agreements provide that if an Executive’s employment terminates at any time as a result of death or disability, the Executive will be entitled to continued base salary for the previously specified period, provided that the amount of such payments will be offset by the value of survivor benefits or disability benefits, as applicable, under Manor Care’s plans and policies.

The Employment Agreements provide that in the event that an Executive’s employment is terminated by Manor Care without cause or by the Executive for "good reason" (as defined in the Employment Agreements) during the three-year period following a change in control, in the case of Mr. Ormond, or during the two-year period following a change in control, in the case of the other Executives, the Executive will be entitled to the payments and benefits described below. In addition, solely in the case of Mr. Ormond, if he terminates his employment for any reason during the 180-day period that begins one year after a change in control, he will also be entitled to such payments and benefits. Such payments and benefits include: (i) a lump-sum payment equal to three times the sum of the Executive’s annual base salary and annual incentive bonus (which bonus will be calculated at the maximum level for Messrs. Ormond and Guillard, and, in the case of Messrs. Cavanaugh and Parr, calculated at the greater of the target level and a level based on a formula specified in their Employment Agreements) and, solely in the case of Messrs. Ormond and Guillard, the maximum award amount under the Company’s performance award plan for the period that ends in the year in which the change in control occurs; (ii) three years of continued medical, dental and vision benefits; (iii) an additional 36 months of service credit under Manor Care’s tax-qualified and supplemental pension, retirement and savings plans; (iv) solely in the case of Messrs. Ormond and Cavanaugh, full funding by Manor Care of any split dollar life insurance arrangements maintained by Manor Care for the Executive’s benefit, based on the assumption that the Executive will remain employed for three additional years; and (v) solely in the case of Mr. Ormond, three years of continued use of office space, support services and furnishings provided by Manor Care.

Pursuant to the Employment Agreements, upon a change in control, all outstanding stock options, stock appreciation rights, restricted shares subject to service-based vesting requirements and restricted stock units will become fully vested, and outstanding performance-based restricted share awards will become vested at the levels specified in the Employment Agreements. In addition, each Executive’s annual bonus under Manor Care’s annual incentive plan for the year in which the change in control occurs will become irrevocably payable at the greater of the target level and a level based on a formula specified in each Employment Agreement. Furthermore, any amounts payable to the Executives under Manor Care’s performance award plan for each performance period in which the change in control occurs will become irrevocably payable at the greater of the target level and a level based on a formula specified in the Employment Agreements.

In addition to the foregoing, the Employment Agreements provide that Manor Care will make certain tax "gross-up" payments to address taxes, interest and penalties that may be imposed under applicable tax laws in connection with golden parachute payments and non-qualified deferred compensation and will reimburse the Executives for certain legal fees and related expenses incurred in connection with the enforcement of the Employment Agreements.

The Employment Agreements contain non-competition, non-solicitation and no-hire provisions that apply for a period of two years following termination of employment, in the case of Messrs. Ormond, Cavanaugh and Parr, and for a period of three years following termination of employment, in the case of Mr. Guillard. In addition, the Employment Agreements contain provisions that require each Executive to protect Manor Care’s confidential information and trade secrets.

On June 18, 2007, Manor Care amended the HCR Manor Care Senior Executive Retirement Plan ("SERP") to change the benefit formula applicable to Paul Ormond its Chief Executive Officer. In addition, his SERP benefit is now payable in a lump sum six months following his retirement.

As amended Mr. Ormond’s SERP benefit is calculated as an annual benefit equal to the sum of
A. 1.803% of his highest three years average annual earnings (excluding amounts earned under the HCR Manor Care Performance Award Plan) ("Average Annual Earnings") multiplied by his years of service since June 28, 1973, plus
B. 0.262% of his Average Annual Earnings in excess of the Social Security taxable wage base in effect at the time of his retirement, multiplied by his years of service since June 28, 1973, plus
C. If he has more than 35 years of service, then 0.744% of his Average Annual Earnings for each year of service in excess of 35; less
D. The amount of his benefit under the Heath Care and Retirement Corporation Pension Plan and the HCR Manor Care Key Employee Insurance Program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manor Care, Inc.

June 18, 2007	By:	Paul A. Ormond

Name: Paul A. Ormond
Title: Chairman, President and Chief Executive Officer